WABCO HOLDINGS INC. LONG-TERM INCENTIVE AWARD AGREE ENT February 6, 2018 WABCO HOLDINGS INC., a Delaware corporation ("Grantor ), hereby grants to Jacques Esculier ("Participant"), a Long-Term Incentive Award (the "Award ), pursuant to and subject to the terms and conditions set forth in the Grantor's 2009 Omnibus Incentive Plan (the Plan ) and to such further terms and conditions as are set forth below in this Long-Term Incentive Award Agreement (the Agreement”). Capitalized terms used, but not defined herein, have the same meanings given such terms in the Plan. 1. Overview of Award (a) Type of Award: Long-Term Incentive Award, pursuant to Section 9 of the Plan. (b) Target Amount: US$3,000,000 (c) Award Date: February 6, 2018. (d) esting Requirements: Except as otherwise provided in Section 2 below, the Award will vest and become payable (i) to the extent the Performance Goals specified in Section 1(e) below are attained and (ii) provided Participant continues to render services to the Grantor or one of its Subsidiaries from the Award Date through February 6, 2021 (the "Vesting Date ). (e) Performance Goals: Please see Appendix A (f) Performance Cycle: January 1, 2018 - December 31, 2020. (g) Settlement: The portion of the Award that vests will be paid in cash as soon as administratively practicable following the Vesting Date, but in no event more than 60 days following the last day of the Performance Cycle. 2. Termination. (a) If Participant ceases to render services to the Grantor or one of its Subsidiaries prior to the end of the Performance Cycle for any reason other than as set forth in Section 2(b) below, the Award will be forfeited. (b) Notwithstanding Section 10.3 of the Plan, if Participant ceases to render services to the Grantor or one of its Subsidiaries prior to the end of the Performance Cycle due to involuntary termination without Cause or voluntary termination for "Good Reason" following a Change in Control, the full Target Amount will be paid to the Participant within 60 days of the termination date. For purposes of this Section 2(b), "good reason is defined to mean the occurrence of any of the following events, without the written consent of the participant, so long as the participant actually terminates service with the company within 90 days of the occurrence of such event: (i) an adverse change in the participant's position or status as an executive or a material diminution in the participant s duties, authority, responsibilities or status; (ii)

relocation of the participant s principal place of service with the company to a location more than 30 miles away from the participant's prior principal place of service with the company; iii) a reduction in the participant s base salary; iv) the taking of any action by the company or a subsidiary that would substantially diminish the aggregate projected value of such participant’s award opportunities under the incentive plans in which he or she was participating; or v) the taking of any action that would substantially diminish the aggregate value of the benefits provided to the participant under the medical, health, accident, disability, life insurance, thrift and retirement plans in which he or she was participating (unless resulting from a general change in benefits applicable to all similarly-situated employees). However, a participant may not terminate his or her service with the company for good reason on account of any of the events or actions described in items 3, 4 and 5 above, if such event or action is part of a cost savings program and any adverse consequences for the executive of such events or action applies proportionately to all similarly-situated executives. 3. Nature of Grant. In accepting the Award, Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Grantor, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Grantor at any time, to the extent permitted by the Plan; (b) the Award is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past; (c) all decisions with respect to future Awards, if any, will be at the sole discretion of the Grantor; (d) Participant is voluntarily participating in the Plan; (e) the Award and any cash payment received pursuant to the Award are not intended to replace any pension rights or compensation; (f) the Award and any cash payment received pursuant to the Award are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments; (g) the Award and Participant’s participation in the Plan shall not create a right to employment or be interpreted to form an employment or service contract or relationship with the Grantor or any Subsidiary and shall not interfere with the ability of the Grantor or any Subsidiary, as applicable, to terminate Participant’s service relationship (if any); (h) unless otherwise agreed with the Grantor, the Award and any cash payment received pursuant to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of Participant’s service relationship with the Grantor or a Subsidiary (for any reason whatsoever); G) neither the Grantor nor any Subsidiary shall be liable for any exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Award or any cash payment due to Participant pursuant to the Award;

(k) the Grantor is not providing any tax, legal or financial advice, nor is the Grantor making any recommendations regarding participation in the Plan; and (l) Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. 4. Taxes. (a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Grantor or any Subsidiary, the ultimate liability for all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant s participation in the Plan and legally applicable to Participant as a result of participation in the Plan ( Tax-Related Items ) is and remains Participant s responsibility and may exceed the amount (if any) withheld by the Grantor or a Subsidiary. Participant further acknowledges that the Grantor and any Subsidiary (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Grantor and/or a Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Grantor and/or a Subsidiary to satisfy all Tax-Related Items. In this regard, Participant authorizes the Grantor and/or a Subsidiary, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by withholding from the cash payment made pursuant to the Award or by any other method permissible under applicable law. Finally, Participant agrees to pay to the Grantor or a Subsidiary any amount of Tax- Related Items that the Grantor or a Subsidiary may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Grantor may refuse to deliver to Participant any cash payment due pursuant to the Award if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section. 5. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Award materials by and among, as applicable, the Grantor and its Subsidiaries for the exclusive purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that the Grantor and its Subsidiaries may hold certain personal information abo t him or her, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Grantor, details of any entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in Participant s favor ("Personal Data"), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Personal Data may be transferred to a third party that may be selected by the Grantor to assist the Grantor with the implementation, administration and management of the Plan. Participant understands that the recipients of Personal Data may be located in Participant's country or elsewhere, and that the recipient s country (e.g., the United States) may have different data rivacy laws and protections than Participant s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting his or her local human resources representative. Participant authorizes the Grantor, and any other recipients which may assist the Grantor (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Plan. Participant understands that, he or she may, at any time request access to Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her service relationship with the Grantor or a Subsidiary will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Grantor would not be able to grant the Award to Participant or to administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. Finally, upon request of the Grantor or a Subsidiary, Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Grantor and/or a Subsidiary may deem necessary to obtain from Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that he or she will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Grantor and/or a Subsidiary. 6. Electronic Delivery and Participation. The Grantor may, in its sole discretion, decide to deliver any documents related to the Award or future awards made under the Plan by electronic means or request the Participant s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Grantor or a third party designated by the Grantor. 7. Imposition of Other Requirements. The Grantor reserves the right to impose other requirements on Participant s participation in the Plan and on the Award, to the extent the Grantor determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 8. Lan ua e. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 9. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 10. Choice of Law. All disputes arising under or growing out of the Award or the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as provided in the Plan, without regard to such state s conflict of laws rules. 11. Waiver. Participant acknowledges that a waiver by the Grantor of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by Participant or any other participant. 12. Requirements of Law. This Award is subject to, and limited by, all applicable laws and regulations and to such approval by any governmental agencies as may be required. 16. Acceptance. This Award is subject to acceptance, within ninety (90) days of receipt of this Agreement).

By accepting this Award, Participant acknowledges that he or she is familiar with the terms and conditions of this Agreement and the Plan, and agrees to be bound by said terms and conditions. IN WITNESS WHEREOF, the duly authorized officers of the Grantor named below have hereunto subscribed as of the day and year first above written. WABCO HOLDINGS INC. Attest: By: Mazen Mazraani, Chief Human Resources Officer